UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
_______________________
Date of Report (Date of earliest event reported): February 15, 2017

PLEXUS CORP.
________________________________________________________________________
(Exact name of registrant as specified in its charter)
Wisconsin                001-14423                 39-1344447
(State or other jurisdiction             (Commission             (I.R.S. Employer
of incorporation)                File Number)             Identification No.)
One Plexus Way, Neenah, Wisconsin                 54957
(Address of principal executive offices)          (Zip Code)

Registrant’s telephone number, including area code:
(920) 969-6000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
Plexus Corp. (the “Company”) held its 2017 Annual Meeting of Shareholders on February 15, 2017 (the “2017 Annual Meeting”). Below are the voting results from the 2017 Annual Meeting:
Proposal 1:    The nine individuals nominated by the Board of Directors for election as directors were elected by the Company’s shareholders with the following votes:

Director’s Name	Authority Granted to Vote “For”	Authority Withheld
Ralf R. Boër	25,851,368	3,838,804
Stephen P. Cortinovis	26,567,306	3,122,866
David J. Drury	25,851,368	3,838,804
Joann M. Eisenhart	26,076,336	3,613,836
Dean A. Foate	26,546,489	3,143,683
Rainer Jueckstock	26,075,339	3,614,833
Peter Kelly	26,587,027	3,103,145
Todd P. Kelsey	29,174,828	515,344
Michael V. Schrock	26,788,519	2,901,653
* * *
Broker non-votes: 1,882,202 in the case of each director

Proposal 2:     The Company’s shareholders ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent auditors for fiscal 2017 with the following votes:

For: 31,473,693        Against: 91,104        Abstain: 7,577

Broker non-votes: 0

Proposal 3:    The advisory proposal to approve the compensation of the Company’s named executive officers, as disclosed in “Compensation Discussion and Analysis” and “Executive Compensation” in the proxy statement for the 2017 Annual Meeting, received the following votes:

For: 18,745,081        Against: 10,529,647        Abstain: 415,444

Broker non-votes: 1,882,202

Proposal 4:    The advisory proposal related to the frequency of future advisory votes to approve named executive officer compensation received the following votes:

1 Year: 25,170,939        2 Years: 61,255         3 Years: 4,437,782
Abstain: 20,196

Broker non-votes: 1,882,202

Based on the results of the advisory vote on Proposal 4 and other factors, the Company’s Board of Directors decided that the Company will continue to hold annual advisory votes to approve named executive officer compensation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 17, 2017	PLEXUS CORP.
(Registrant)
By: /s/ Angelo M. Ninivaggi
Angelo M. Ninivaggi
Senior Vice President, Chief Administrative Officer, General Counsel and Secretary